                                                                     EXHIBIT 5.1

                     [Weil, Gotshal & Manges LLP letterhead]

                                  May 7, 2007

Altra Industrial Motion, Inc.
American Enterprises MPT Corp.
American Enterprises MPT Holdings, LLC
Ameridrives International, LLC
Boston Gear LLC
Formsprag LLC
Inertia Dynamics, LLC
Kilian Manufacturing Corporation
Nuttall Gear L L C
Plant Engineering Consultants, LLC
TB Wood's Corporation
TB Wood's Enterprises, Inc.
TB Wood's Incorporated
Warner Electric LLC
Warner Electric Technology LLC
Warner Electric International Holding, Inc.
   c/o Altra Industrial Motion, Inc.
   14 Hayward Street
   Quincy, Massachusetts 02171

Ladies and Gentlemen:

          We have acted as counsel to Altra Industrial Motion, Inc., a Delaware corporation (the "COMPANY"), the guarantors listed on Schedule I hereto organized under the laws of the State of Delaware (the "DELAWARE GUARANTORS"), the guarantors listed on Schedule I hereto not organized under the laws of the State of Delaware (the "NON-DELAWARE GUARANTORS" and together with the Delaware Guarantors, the "GUARANTORS"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, of a Registration Statement on Form S-4 (the "REGISTRATION STATEMENT"), with respect to the issuance by the Company of $105,000,000 aggregate principal amount of 9% Senior Secured Notes due 2011 (the "NOTES") under an Indenture, dated as of November 30,

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May 7, 2007
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2004, as amended by the First Supplemental Indenture, dated as of February 7,
2006, the Second Supplemental Indenture, dated February 8, 2006, the Third Supplemental Indenture, dated April 24, 2006, the Fourth Supplemental Indenture, dated March 21, 2007 and the Fifth Supplemental Indenture, dated April 5, 2007 (the "INDENTURE"), among the Company, the Guarantors and The Bank of New York, as trustee (the "TRUSTEE"). The Notes are to be unconditionally guaranteed on a senior secured basis by each of the Guarantors pursuant to guarantees contained in the Indenture (the "GUARANTEES").

          In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Indenture, the form of Note and Guarantees set forth in the Indenture and such corporate and limited liability company records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and Guarantors and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and Guarantors. We have also assumed (i) the valid existence and good standing of each Non-Delaware Guarantor and the Trustee, (ii) that each Non-Delaware Guarantor and the Trustee has the requisite limited liability company or corporate power and authority to enter into and perform its obligations under the Indenture and (iii) the due authorization, execution and delivery by each Non-Delaware Guarantor of its respective Guarantee. In addition, we have assumed that the Notes and each Guarantee will be executed and delivered by an authorized officer of the Company or respective Guarantor, as the case may be, substantially in the form examined by us.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

          1. The execution, delivery and performance of the Notes by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Notes, when duly and validly executed and delivered by or on behalf of the Company in accordance with the terms of the Indenture and as contemplated by the Registration Statement and duly authenticated by the Trustee, will constitute the legal, valid and binding obligations of the Company entitled to the benefit of the Indenture, and

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May 7, 2007
Page 3


enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          2. The execution, delivery and performance by each Delaware Guarantor of its Guarantee of the Notes have been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of such Delaware Guarantor. The Guarantees of each of the Guarantors, when duly and validly executed and delivered by or on behalf of such Guarantors in accordance with the terms of the Indenture and as contemplated by the Registration Statement, and duly authenticated by the Trustee, will constitute the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          The opinions expressed herein are limited to the corporate and limited liability company laws of State of Delaware, the laws of the State of and New York and the federal laws of the United States. We express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

          The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Such opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

          We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.


                                        Very truly yours,

                                        /s/ Weil, Gotshal & Manges LLP
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                                   SCHEDULE I

GUARANTOR                                     JURISDICTION OF INCORPORATION
---------                                     -----------------------------
American Enterprises MPT Corp.                           Delaware
American Enterprises MPT Holdings, LLC                   Delaware
Ameridrives International, LLC                           Delaware
Boston Gear LLC                                          Delaware
Formsprag LLC                                            Delaware
Inertia Dynamics, LLC                                    Delaware
Kilian Manufacturing Corporation                         Delaware
Nuttall Gear L L C                                       Delaware
Plant Engineering Consultants, LLC                      Tennessee
TB Wood's Corporation                                    Delaware
TB Wood's Enterprises, Inc.                              Delaware
TB Wood's Incorporated                                 Pennsylvania
Warner Electric International Holding, Inc.              Delaware
Warner Electric LLC                                      Delaware
Warner Electric Technology LLC                           Delaware